ADDENDUM NO. THREE TO EMPLOYMENT AGREEMENT

This Addendum Number Three (this “Addendum”) to the Employment Agreement dated April 17, 2020, as amended as of October 15, 2020 and April 15, 2021 (the “Employment Agreement”) that was entered into by and between IMMUNIC, INC., a Delaware corporation (the “Company”), and DUANE NASH (the “Executive”), is entered into as of March 15, 2022. Defined terms used, but not defined, herein shall have the meaning set forth in the Employment Agreement.

WHEREAS, the Executive agreed to serve in the capacity of Executive Chairman of the Board of Directors of the Company (“Board”), pursuant to the terms of the Employment Agreement, until April 15, 2022 or such later date as shall be mutually agreed to in writing by the Executive and the Company; and

WHEREAS, the Executive and the Company have agreed to extend the term of the Executive’s service as the Executive Chairman of the Board until December 31, 2022 subject to the terms of the Employment Agreement; and

WHEREAS, subject to the approval of the Board, the Company has agreed to make a one time grant to the executive of a stock option to purchase up to 75,000 shares of the Company’s Common Stock, par value $0.0001 per share, on the terms set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other valuable consideration, the Company and the Executive hereby agree as follows:

1.                  Term of Employment. The Company and the Executive hereby agree to extend the Term of Employment from April 15, 2022 to December 31, 2022 with a Base Salary of 29,358 per month (which includes the cash retainer payable for serving on the Company’s Board or for acting as the Chairman of the Board). All other terms of the Employment Agreement shall remain the same and Section 12 (Miscellaneous) of the Employment Agreement is deemed incorporated herein to this Addendum.

2.                  Option Grant. The Company has made a onetime grant to the executive of a stock option to purchase up to 75,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Stock Option”). The Stock Option vests in twelve monthly installments beginning on April 10, 2022. The exercise price per share under the Stock Option shall be the closing price of the Common Stock on the date the Board approves the Stock Option.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the 15th day of March 2022.

IMMUNIC, INC.

By:	/s/ Daniel Vitt
Name:	Daniel Vitt
Title:	Chief Executive Officer

EXECUTIVE

/s/ Duane Nash
Duane Nash